Exhibit 10.1
Form of Restricted Share Agreement



         WHEREAS, ____________ (the "Grantee") is an executive of Great Lakes REIT, a Maryland real estate investment trust (the "Company"); and

         WHEREAS, the grant of the Restricted Shares (as defined in the Company's Amended and Restated 1997 Equity and Performance Incentive Plan (the "Plan")) has been authorized by a resolution of the Compensation Committee of the Board of Trustees of the Company (the "Board") that was duly adopted on May 16, 2000;

         NOW, THEREFORE, pursuant to the Plan, the Company hereby grants to the Grantee ___________ Restricted Shares (such ___________ Restricted Shares being hereinafter referred to as the "Restricted Shares"), effective as of June 1, 2000 (the "Date of Grant"), and subject to the terms and conditions of the Plan and the terms and conditions of this Agreement;

     1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Plan.

     2. Issuance of Shares. The Restricted Shares shall be issued to the Grantee as soon as practicable following the Grantee's execution and acceptance of this Agreement, shall be fully paid and nonassessable and shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

     3. Restrictions on Transfer of Shares. The Restricted Shares may not be sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable as provided in Section 4; provided, however, that the Grantee's rights with respect to the Restricted Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported encumbrance or disposition in violation of the provisions of this Section 3 shall be void ab initio, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares. As and when permitted by the Plan, the Company may in its sole discretion waive the restrictions on transferability with respect to all or a portion of the Restricted Shares.

     4. Vesting of Shares. (a) To the extent that they shall not have previously become nonforfeitable as provided below, the Restricted Shares shall become nonforfeitable ten years from the Date of Grant (the "Vesting Period"), subject to the Grantee remaining in the continuous employment of the Company or a subsidiary of the Company during the Vesting Period. For the purposes of this Agreement, the continuous employment of the Grantee with the Company or a subsidiary of the Company shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a subsidiary of the Company, by reason of a leave of absence approved by the Board.

(b)      Notwithstanding the provisions of Section 4(a):

                  (i) Some or all of the Restricted Shares may become nonforfeitable during the period from the Date of Grant through and including December 31, 2002 (the "Performance Period," and each December 31 during the Performance Period being hereinafter referred to as an "Early Vesting Date"), provided that the Grantee is still employed by the Company or a subsidiary of the Company on the applicable Early Vesting Date.

                  (ii) If the Grantee ceases to be an employee of the Company or a subsidiary of the Company during the Vesting Period as the result of his or her death or Disability (as hereinafter defined), a ratable portion of the Restricted Shares that would otherwise have become nonforfeitable at the end of the Vesting Period, less any Restricted Shares that previously have become nonforfeitable pursuant to Section 4(b)(i) above, shall vest based upon the number of full months that has elapsed during the Vesting Period up to and including the date of such cessation of employment. "Disability" shall mean
Grantee's permanent disability within the meaning of the long-term disability plan in effect for (or applicable to) Grantee.

     5. Determination of Achievement of Management Objectives. As soon as practicable after each Early Vesting Date and in no event later than [90] days thereafter, the Compensation Committee of the Board shall determine (a) the extent, if any, to which the Management Objectives for the applicable periods ending on the applicable Early Vesting Date shall have been achieved in accordance with Exhibit A which exhibit is incorporated herein and made a part of this Agreement by this reference thereto, and (b) the number of Restricted Shares (rounded down to the nearest whole share for Performance Years 1 and 2 and rounded up for Performance Year 3), if any, that shall have become nonforfeitable as of the applicable Early Vesting Date in accordance with Exhibit A.

     6. Forfeiture of Shares. Except as and to the extent the Restricted Shares have become nonforfeitable pursuant to Sections 4 and 5, the Restricted Shares shall be forfeited by the Grantee, if the Grantee ceases to be employed by the Company or a subsidiary of the Company prior to the tenth anniversary of the Date of Grant, and the certificate(s) representing Restricted Shares so forfeited shall be canceled.

     7. Dividend, Voting and Other Rights. Except as otherwise provided in this Agreement, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Agreement.

     8. Retention of Stock Certificate(s) by the Company. The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until such shares have become nonforfeitable in accordance with Sections 4 and 5.

     9. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue or release from restrictions on transfer any Common Shares pursuant to this Agreement if such issuance or release would result in a violation of any such law.

     10. Withholding Taxes. If the Company or any subsidiary of the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Common Shares or other securities pursuant to this Agreement, and the amounts available to the Company or such subsidiary for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company or such subsidiary for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company or such subsidiary a portion of the Restricted Shares that become nonforfeitable hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender.

     11. No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or a subsidiary of the Company or limit or affect in any manner the right of the Company or a subsidiary of the Company to terminate the employment or adjust the compensation of the Grantee.

     12. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a subsidiary of the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a subsidiary of the Company.

     13. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's written consent.

     14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall except as otherwise expressly provided herein have the right to determine any questions that arise under this Agreement.

     16. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee and the successors and assigns of the Company.

     17. Notices. Any notice to the Company provided for herein shall be in writing to the attention of the Corporate Secretary at Great Lakes REIT, 823 Commerce Drive, Oak Brook, Illinois 60523, and any notice to the Grantee shall be addressed to the Grantee at his address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when hand delivered, or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service, addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified, except that notices of changes of address shall be effective only upon receipt.

     18. Governing Law. The laws of the State of [Maryland] shall govern the rights and responsibilities associated with the Restricted Shares and the laws of the State of Illinois, without giving effect to the principles of conflict of laws thereof, shall govern all other aspects of the interpretation, performance and enforcement of this Agreement.
                         [signature page follows]

This Agreement is executed by the Company as of the 22nd day of June 2000.
                                                     Great Lakes REIT



                                                     By:
                                                          Name:
                                                          Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Restricted Shares granted hereunder on the terms and conditions set forth herein and in the Plan.


Date:    June 1, 2000

                                    Exhibit A

                              Management Objectives

1. Management Objectives. The Management Objectives applicable to the Restricted Shares for each of the years ending December 31, 2000, 2001 and 2002 (each a "Performance Year") shall be based on the Company's ranking within an index of the levels of annual growth in funds from operations ("FFO") per share of common stock (or other comparable interest) (the "Growth Rate") for each company in the Company's peer group1 (the "FFO Growth Index").

     The applicable FFO Growth Index shall be arranged in ascending order beginning with the company with the lowest Growth Rate, and ending with the company with the highest Growth Rate. The company with the median Growth Rate shall represent the 50th percentile (the "Median").

2. Annual Growth Rate Determination. For Performance Year 1, the Annual Growth Rate for the Company and each company in the Company's peer group shall be equal to the percentage increase in FFO per Common Share or share of common stock (or other comparable interest), as the case may be, for the year ending December 31, 2000, over such FFO for the year ended December 31, 1999 (the "Base Year"). For Performance Years 2 and 3, the annual Growth Rate for the Company and the Company's peer group shall be computed based on a computation of the percentage increase in FFO for such Performance Year compared to such FFO for the immediately preceding year.

3. Cumulative Growth Rate Determination. For Performance Years 2 and 3, the Growth Rate for the Company and each company is the Company's peer group shall be computed on a cumulative basis for the two and three year periods ending December 31, 2001 and 2002, respectively, based on the percentage increase in FFO per Common Share or share of common stock (or other comparable interest), for such two or three year period, as the case may be, over such FFO for the Base Year.

4. Minimum and Target Rankings. The following Management Objectives have been established for the Company2:


--------
1 The Board shall, in its sole discretion, select the companies that comprise the Company's peer group prior to the conclusion of Performance Year 1. Thereafter, the Board may make appropriate modifications to the peer group to reflect changes in the operations of the Company or other companies.

2 For the purpose of determining the Company's achievement of the Minimum and Target Milestones, with a ten company peer group, the Company's Growth Rate must exceed that of the sixth ranked company, and must equal or exceed that of the third ranked company, respectively. In the event the number of companies in the peer group changes the Board shall make appropriate modifications to this specification.

           Milestones              Company's Ranking Within the FFO Growth Index

       Minimum Milestone:          Greater than or equal to the Median and less
                                   than the 75th percentile
       Target Milestone:           Greater than or equal to the 75th percentile.

5. Performance-Based Vesting. On each Early Vesting Date, up to one-third of the total number of Restricted Shares, (rounded down to the nearest whole share in Years 1 and 2 and rounded up in Year 3) (the "Annual Maximum Earn-Out Amount") may become vested and nonforfeitable, depending on whether the Target Milestone for such year is achieved or whether the Minimum Milestone (but not the Target Milestone) for such year is achieved. In addition, in Performance Years 2 and 3, any Restricted Shares which could have become vested and nonforfeitable on or before the applicable Early Vesting Date but for the fact that an applicable Milestone was not achieved previously may become vested and nonforfeitable depending on whether the Target Milestone or Minimum Milestone has been achieved on a cumulative basis as computed pursuant to paragraph 3 above.

(a) Achievement of Target Milestone. If the Target Milestone is achieved for any Performance Year, 100 percent of the applicable annual Maximum Earn-Out Amount will become vested and nonforfeitable. In addition, with respect to Performance Years 2 and 3, if the applicable Target Milestone is achieved on a cumulative basis, any Restricted Shares which could have become vested and nonforfeitable on or before the applicable Early Vesting Date but for the fact that an applicable Milestone was not achieved previous shall become vested and nonforfeitable.

(b) Achievement of Minimum Milestone but Not Target Milestone. If the Minimum Milestone is achieved for any Performance Year, but the Target Milestone for such Performance Year is not achieved, one-half of the annual Maximum Earn-Out Amount will become vested and nonforfeitable. In addition, with respect to Performance Years 2 and 3, if the Minimum Milestone is achieved on a cumulative basis but the applicable cumulative Target Milestone is not achieved, one-half of the aggregate of (1) any Restricted Shares which previously became vested and nonforfeitable and (2) any Restricted Shares which could have become vested and nonforfeitable on or before the applicable Early Vesting Date but for the fact that an applicable Milestone was not achieved previously shall become vested and nonforfeitable.

6. By way of example and not as a limitation, if in Performance Years 1 and 2, the Company did not achieve the Median in FFO growth on an annual or cumulative basis, no Restricted Shares would vest on the first two Early Vesting Dates. If, in Performance Year 3, the Company's FFO growth for the year placed it in the 90th percentile, one-third on the total Restricted Shares would vest and become nonforfeitable. In addition, if the Company's FFO growth for the three year period ending December 31, 2002 placed the Company in the 70th percentile compared to its peer group, then an additional one-sixth of the Restricted Shares would vest and become nonforfeitable (i.e., one-half of all Restricted Shares less the one-third that vested in connection with the annual performance for Performance Year 3).